UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2016

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Tysons Boulevard	22102
Tysons, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 245-9675

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 25, 2016, Computer Sciences Corporation (the “Company”) and the Existing Lenders (as defined below) providing such incremental commitments exercised an option under the Company’s existing revolving credit agreement to incur incremental commitments thereunder in an aggregate amount of $100 million (the “Incremental Commitments”). The Incremental Commitments were incurred under the Company’s existing Amended and Restated Credit Agreement dated as of October 13, 2013 (as amended supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; and the unsecured revolving credit facility thereunder, the “Credit Facility”), by and among the Company, the lenders from time to time party thereto (the “Existing Lenders”) and Citibank, N.A., as administrative agent. The incurrence of the Incremental Commitments resulted in an increase in the aggregate outstanding facility size from $2.88 billion to $2.98 billion, consisting of $2.41 billion under the Tranche A Facility (as defined in the Credit Agreement), which are available to be drawn in US dollars, Euro and Sterling, and $570 million under the Tranche B Facility (as defined in the Credit Agreement), which are available to be drawn in US dollars, Euro, Sterling, Yen, Singapore Dollars and Australian Dollars.

Terms and conditions of the Credit Agreement remain as previously described in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2013.

In addition, on July 25, 2016, one of the Existing Lenders under the Credit Agreement elected to extend the maturity date with respect to its Commitment to January 15, 2021. As a result, of the $2.98 billion of commitments under the Credit Facility, $2.83 billion matures on January 15, 2021 and $150 million matures on January 15, 2020. This increase in revolver commitment combined with the Conditional Revolver Commitments described under Item 8.01 below, which is contingent on the completion of the Company's merger with HP Enterprise Services, will bring total commitments at that time up to $3.72 billion under the Credit Facility.

The information with respect to the AUD Term Loan Agreement contained in Item 1.01 below is hereby incorporated by reference in this Item 2.03.

Item 1.01. Entry into a Material Definitive Agreement

On July 25, 2016, CSC Australia PTY. Limited and UXC Limited (collectively, the “Borrowers”), the Company, as guarantor, the lenders from time to time party thereto (the “AUD Lenders”) and Commonwealth Bank of Australia, as agent (in such capacity, the “Agent”) entered into a Syndicated Facility Agreement (the “AUD Term Loan Agreement”).  The AUD Term Loan Agreement is comprised of: (i) an A$100.0 million delayed-draw unsecured term loan (the “Initial Term Facility”) and (ii) an A$5.0 million line of credit for the issuance of bank guarantees (the “W/C Facility”). The AUD Term Loan Agreement permits the Company to request incremental term loans of up to A$175.0 million (the “Incremental Facilities” and, together with the Initial Term Facility, the “Term Facilities”), which, if requested by the Company and agreed to by the lenders providing such Incremental Facilities, would result in a maximum of A$275 million in total Term Facilities.  The intended use of proceeds from the Term Facilities is to partially repay amounts drawn under the Company’s existing revolving credit facility and for working capital and other general corporate purposes. The intended use of proceeds from the W/C Facility is for working capital and other general corporate purposes.

The Initial Term Facility and any Incremental Facility are scheduled to mature on July 25, 2021. The W/C Facility is scheduled to mature on July 25, 2017, subject to extension pursuant to the terms of the AUD

Term Loan Agreement. Amortization of the Initial Term Facility is paid annually at the rate of 5.0% of original principal amount per annum.  Any prepayment or scheduled loan amortization under any Term Facility cannot be redrawn.

The Borrowers may request advances (i) in respect of the Initial Term Facility, until the date that is three months after the signing of the AUD Term Loan Agreement and (ii) in respect of any Incremental Facility, during the period commencing on the date that the incremental commitments are incurred through the date that is one month after the date the incremental commitments are incurred. Borrowings under the Initial Term Facility bear interest at a variable rate equal to the BBSY Bid (as defined in the AUD Term Loan Agreement) for a one, two, three or six-month interest period (or any other period agreed between the Company and the Agent), plus a margin between 0.95% and 1.45%, based on the published credit ratings of the Company.  Borrowings under any Incremental Facility will bear interest at a rate agreed by the lenders under the applicable Incremental Facility, CSC Australia PTY. Limited and the Company.

The AUD Term Loan Agreement contains representations, warranties, and covenants customary for facilities of this type, as well as customary events of default, consistent with the Company’s existing credit facilities and other term loan facilities, including (i) cross payment event of default with respect to indebtedness of at least US$250.0 million or other events if the effect is to accelerate or permit acceleration of such indebtedness and (ii) the occurrence of a change of control. In addition, under the AUD Term Loan Agreement, the Company is required to maintain an interest coverage ratio of EBITDA to interest expense of no less than 3.00 to 1.00 for any four quarter period ending at the end of a fiscal quarter and a leverage ratio of total debt to EBITDA of no more than 3.00 to 1.00 as of the end of each fiscal quarter, giving pro forma effect to the financial impact of acquisitions or dispositions during the latest twelve month fiscal period, and including the effect of expected near-term (realizable within 12 months) operational and cost synergies resulting from acquisitions or restructuring actions.

The AUD Term Loan Agreement includes various customary remedies for the AUD Lenders following an event of default, including the acceleration of repayment of outstanding amounts under the AUD Term Loan Agreement.

The foregoing description of the AUD Term Loan Agreement is only a summary and is qualified in its entirety by reference to the full text of the AUD Term Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

In connection with entering into the Agreement and Plan of Merger dated as of May 24, 2016 by and among the Company, Everett Merger Sub Inc., a newly formed, wholly owned subsidiary of the Company, Hewlett Packard Enterprise Company (“HPE”) and Everett SpinCo, Inc., pursuant to which CSC will acquire the Enterprise Services (ES) business segment of HPE (the “Merger”), the Company entered into a debt financing commitment  letter (including the joinder and amendment thereto, the “Debt Commitment Letter”) with certain financial institutions (the “Conditional Lenders”). Pursuant to the Debt Commitment Letter, the Conditional Lenders have committed to provide the Company with $3.055 billion under a Bridge Facility and with $740 million of Incremental Commitments under the Credit Facility, the availability of which is conditioned upon the closing of the Merger (the “Conditional Revolver Commitments”). If the conditions thereto are satisfied, and if the Company elects to accept all commitments, the availability of the Conditional Revolver Commitments will result in an increase in the aggregate facility size of the Credit Facility from $2.98 billion to $3.72 billion.

In its June 24, 2016, Proxy Statement for the 2016 Annual Meeting of Stockholders of Computer Sciences Corporation, the Company disclosed that Mr. J. Michael Lawrie serves as an ex-officio member of the Audit, Compensation and Nominating/Corporate Governance committees.

Effective immediately, the Board has determined that Mr. Lawrie will not serve as an “ex-officio” member of the Company’s Audit, Compensation or Nominating/Corporate Governance Committees. Therefore, Mr. J. Michael Lawrie, the Company’s Chief Executive Officer and Chairman of the Board, will no longer attend committee meetings in an “ex-officio” capacity. Mr. Lawrie continues to serve as the Chairman and a non-independent member of the Company’s Board of Directors.

Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed herewith.

Exhibit No.	Description
10.1
AUD Term Loan Agreement, dated as of July 25, 2016, by and among CSC Australia PTY. Limited and UXC Limited, as borrowers, Computer Sciences Corporation, as guarantor, the lenders from time to time party thereto and Commonwealth Bank of Australia, as agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: July 28, 2016	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
AUD Term Loan Agreement, dated as of July 25, 2016, by and among CSC Australia PTY. Limited and UXC Limited, as borrowers, Computer Sciences Corporation, as guarantor, the lenders from time to time party thereto and Commonwealth Bank of Australia, as agent.